Exhibit 99.3

1996 — 2003 Monsanto Biotechnology Trait Acreage

Monsanto Biotechnology Trait Acreage
(in millions of acres)	2003	2002	2001	2000	1999	1998	1997	1996

U.S. Roundup Ready soybean trait	63.6	60.0	54.8	45.0	40.5	29.1	7.9	1.2
Argentine Roundup Ready soybean trait	29.9	27.1	22.7	17.0	13.6	4.0	0.5	—
Roundup Ready soybean trait — other	1.6	1.0	0.6	0.6	0.3	—	—	—
Total Monsanto soybean trait	95.1	88.1	78.1	62.6	54.4	33.1	8.4	1.2
U.S. Roundup Ready corn trait	6.9	5.6	3.4	2.6	2.1	0.9	—	—
Roundup Ready corn trait — other	0.3	0.2	0.2	0.1	0.1	—	—	—
U.S. YieldGard corn borer traits	20.0	18.2	14.3	14.6	15.4	11.4	2.3	—
YieldGard corn borer traits — other	3.7	3.0	2.0	1.1	0.6		—	—
U.S. YieldGard rootworm corn trait	0.4	—	—	—	—	—	—	—
U.S. Monsanto “stacked” corn traits*	5.1	2.2	1.2	0.1	—	—	—	—
Monsanto “stacked” corn traits — other*	0.1	0.1	—	—	—	—	—	—
Total Monsanto corn traits	36.5	29.3	21.1	18.5	18.2	12.3	2.3	—
U.S. Roundup Ready cotton trait	4.5	5.2	5.1	4.6	3.8	2.1	0.6	—
Roundup Ready cotton trait — other	0.2	0.1	—	—	—	—	—	—
Chinese Bollgard cotton trait	2.0	1.9	2.3	0.3	0.3	0.2	—	—
U.S. Bollgard I and II cotton traits	0.3	0.4	0.5	1.0	2.0	2.0	2.0	1.8
Bollgard I and II cotton traits — other	0.5	0.5	0.7	0.5	0.3	0.2	0.1	—
U.S. Monsanto “stacked” cotton traits*	5.4	4.8	5.6	4.0	2.4	0.7	0.1	—
Monsanto “stacked” cotton traits — other*	0.1	0.1	—	—	—	—	—	—
Total Monsanto cotton traits	13.0	13.0	14.2	10.4	8.8	5.2	2.8	1.8
U.S. Roundup Ready canola trait	0.7	0.9	0.9	0.7	0.2	—	—	—
Canadian Roundup Ready canola trait	5.5	4.0	4.0	4.3	4.9	2.8	0.5	—
Total Monsanto canola traits	6.2	4.9	4.9	5.0	5.1	2.8	0.5	—
TOTAL MONSANTO TRAIT ACRES**	150.8	135.3	118.3	96.5	86.5	53.4	14.0	3.0
% Gain Per Year	11%	14%	23%	12%	62%	281%	367%
% U.S. Gain Per Year	10%	13%	18%	9%	44%	257%	336%

*	“Stacked” trait categories reflect crops that contain two Monsanto technologies (both insect-protected and herbicide-tolerance).

**	Source: Monsanto